EXHIBIT 32
Rule 1350 CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Community Central Bank Corporation (the “Corporation”) that the Quarterly Report of the Corporation on Form 10-Q for the quarterly period ended September 30, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods presented in the financial statements included in such report.

Dated: November 16, 2009	By:	S/ DAVID A. WIDLAK
David A. Widlak;
President and CEO (Principal Executive Officer)

Dated: November 16, 2009	By:	S/ RAY T. COLONIUS
Ray T. Colonius;
Treasurer (Principal Financial and Accounting Officer)